Exhibit 10.2

Extension of Loan Agreement

Lender: Takung Cultural Development (Tianjin) Co., Ltd. (a company registered in the People’s Republic of China with registered address at Room 1704-9158, Block A Kuang Shi International Building, Xiangluo Bay, Tianjin Free Trade Area (Central Business District), China)

Borrower: Xiaohui Wang, Exit-Entry Permit for Travailing to and from Hong Kong and Macau No.: C25469808

Guarantor: Chongqing Wintus (New Star) Enterprises Group (a company registered in the People’s Republic of China, registration No.: 500103000048186)

WHEREAS:

1. The Lender, Borrower and Guarantor entered into a Loan Agreement on January 4, 2017 by which they agreed (among others) that the Borrower would borrow RMB24,461,505 (equivalent to US$3,499,500) from the Lender.

2. The Borrower requested the Lender to extend the loan period of the above Loan Agreement to December 31, 2017.

After full negotiations, and in accordance with Article 2 of the above Loan Agreement in relation to extension of loan period, the parties have agreed as below:

Article 1. The loan period for the loan of RMB24,461,505 (equivalent to US$3,499,500) borrowed by the Borrower from the Lender under the above Loan Agreement shall be extended to December 31, 2017 (hereinafter the “New Loan Period”).

Article 2. Upon expiry of the New Loan Period, the Borrower shall repay the above principal to the Lender in a lump sum. The parties can agree in advance to shorten or extend the loan period.

Article 3. The Guarantor shall be jointly responsible for all repayment liabilities of the Lender under this Agreement, including without limitation to the principal and all costs in relation to collection of debts.

Article 4. This Agreement has three original copies, each of the Lender, the Borrower and the Guarantor will keep one original copy, which shall have equal legal effect.

Article 5. This Agreement shall take effect from April 4, 2017. The above-mentioned Loan Agreement shall cease to be effective automatically from the effective date of this Agreement.

Lender: Date: April 4, 2017
Borrower: Date: April 4, 2017	Guarantor: Date: April 4, 2017